                             UNITED STATES DISTRICT COURT
                             FOR THE DISTRICT OF COLUMBIA

UNITED STATES OF AMERICA     :
                             :
              v.             :
                             :
CROP GROWERS CORPORATION,    :
                             :     Criminal No. 96-0181 (GK)
JOHN J. HEMMINGSON,          :
                             :
          AND                :
                             :
GARY A. BLACK,               :
                             :
         Defendants.         :
______________________________

                                      O R D E R

     This matter is before the Court upon Defendants' three Motions to Dismiss and one Motion to Strike. The motions arise out of Independent Counsel Donald Smaltz's criminal prosecution of Defendants for conspiring to make illegal campaign contributions and then concealing those contributions from various federal agencies.

     For the reasons discussed in the accompanying Memorandum Opinion, it is this 3rd day of January, 1997, hereby

     ORDERED, that Defendants' Motion to Dismiss the Second Superseding Indictment as Beyond the Independent Counsel's Jurisdiction [89] is DENIED; and it is further

     ORDERED, that Defendants' Motion to Dismiss the Second Superseding Indictment Based on Inconsistent Theories of Prosecution [92] is DENIED; and it is further

     ORDERED, that Defendants' Motion to Dismiss Based on Defects in the Second Superseding Indictment is GRANTED IN PART AND DENIED

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IN PART.  Specifically:

     COUNTS SIX THROUGH FIFTEEN of the Second Superseding Indictment are DISMISSED in their entirety because Defendants had no duty to disclose uncharged criminal conduct under the concealment prong of Section 1001 and because the Indictment does not adequately allege the use of an affirmatively false writing under the false statement prong of Section 1001;

     COUNT SIXTEEN of the Second Superseding Indictment is DISMISSED because Defendants had no duty to disclose the alleged omissions to the investing public;

     COUNTS FOUR, FIVE, SEVENTEEN AND EIGHTEEN of the Second Superseding Indictment are DISMISSED because venue does not lie in the District of Columbia for the crimes charged; and it is further

     ORDERED, that Defendants Motion to Strike Surplusage from the Second Superseding Indictment [88] is DENIED.


                                        /s/ Gladys Kessler
                                        ---------------------------------
                                        GLADYS KESSLER
                                        United States District Judge


COPIES TO:

Donald Smaltz
Joseph Savage
Jacob S. Frenkel
Office of Independent Counsel
103 Oronoco Street, Suite 200
Alexandria, VA 22314


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Barry William Levine
Mark Packman
Dickstein Shapiro Morin & Oshinsky, LLP
2101 L Street, NW
Washington, DC 20037

William J. Mauzy, Esq.
2885 Norwest Center
Minneapolis, MN  55403

Theodore V. Wells, Jr., Esq.
Lowenstein Sandler Kohl Fisher & Boylan
65 Livingston Avenue
Roseland, NJ  07068-1791





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